Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 Nos. 333-59390, 333-44218 and 333-00667) of Quidel Corporation, and
(2) Registration Statement (Form S-8 Nos. 333-224987, 333-212731, 333-197701, 333-182028, 333-166845, 333-166450, 333-144383, 333-127519, 333-116971, 333-67444, 333-10503 and 033-62577) pertaining to the 2018 Equity Incentive Plan, 2016 Equity Incentive Plan, Amended and Restated 1983 Employee Stock Purchase Plan, 1983 Employee Stock Purchase Plan, 1996 Non-Employee Directors Stock Option Plan, 2001 Equity Incentive Plan, 2010 Equity Incentive Plan and Amended and Restated 2010 Equity Inventive Plan;
of our reports dated February 13, 2020, with respect to the consolidated financial statements and schedule of Quidel Corporation and the effectiveness of internal control over financial reporting of Quidel Corporation included in this Annual Report (Form 10-K) of Quidel Corporation for the year ended December 31, 2019.
/s/ Ernst & Young LLP
San Diego, California
February 13, 2020